UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-185336	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On February 2, 2016, Hartman Short Term Income Properties XX, Inc. (the “Company”), entered into a purchase and sale agreement with EQYInvest Mission Bend, LLC, for the acquisition of Mission Bend Shopping Center, a suburban shopping center comprising approximately 140,576 square feet located in Houston, Texas.  The aggregate purchase price for Mission Bend Shopping Center is $15,100,000, exclusive of closing costs.  The Company intends to assign the purchase and sale agreement to Hartman Retail II DST, an affiliate of our sponsor, prior to closing of the acquisition.

The DST intends to finance the acquisition of Mission Bend Center with proceeds from a commercial mortgage loan and a short-term bridge loan to be provided by a to-be formed taxable REIT subsidiary of the Company.

The acquisition of Mission Bend Center is subject to customary conditions to closing, including the absence of a material adverse change to Mission Bend Center prior to the acquisition date.  There is no assurance that the Company or the DST will close the acquisition of Mission Bend Center on the terms described above or at all.

The material items of the agreement described herein are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Purchase and Sales Agreement, dated as of February 2, 2016 by and between EQYInvest Mission Bend, LLC and Hartman Short Term Income Properties XX, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Registrant)
Date: February 3, 2016	By:	/s/ Louis T. Fox, III
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	Purchase and Sales Agreement, dated as of February 2, 2016 by and between EQYInvest Mission Bend, LLC and Hartman Short Term Income Properties XX, Inc.